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                                                                    Exhibit 3.64


                                     BY-LAWS

                                       OF

                         CORAL RIDGE REALTY SALES, INC.






                                    ARTICLE I

                                     OFFICES

Section 1 - Principal Office

         The principal office shall be 3300 University Drive in the City of Coral Springs, Broward County, Florida.

Section 2 - Other Offices

         The corporation may also have offices at such other places, both within and without the State of Florida, as the Board of Directors from time to time determine.

                                   ARTICLE II

                                  STOCKHOLDERS

Section 1 - Annual Meeting

     The annual meeting of the stockholders commencing with the year shall be
held at              on the      day of         of each year, if not a legal
holiday, and if a legal holiday at               on the first business day
thereafter that is not a legal holiday, or at such other time and date as the Board of Directors may determine from time to time, at which time said stockholders shall elect a Board of Directors consisting of not less than three
(3) nor more than five (5) directors. The stockholders shall also transact such other business as may properly be brought before the meeting. Such meeting may be held at the office of the corporation in the City of Coral Springs, Florida, or at such other place within or without the City of Coral Springs, or within or without the State of Florida, as may be determined by the Board of Directors and specified in the notice of the meeting.

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Section 2 - Special Meetings

         Special meetings of the stockholders may be held at the office of the corporation in the City of Coral Springs, Florida, or at such other place within or without the City of Coral Springs, or within or without the State of Florida, as shall be specified in the respective notices thereof. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors of the corporation or the president, any vice-president acting in the place of the president, or the Chairman of the Board, and shall be called by the president or secretary at the request, in writing, of stockholders owning not less than one-fourth of the issued and outstanding shares of the corporation's stock entitled to vote at the meeting.

Section 3 - Notice of Meetings

         Written notice of annual meetings and of all special meetings of the stockholders shall be mailed to each stockholder having the right and entitled to vote at such meeting, at his address as it appears on the records of the corporation, not less than ten or more than twenty-one days before the date set for the meeting. The notice shall state the purpose of the meeting and the time and place it is to be held. Such notice shall be sufficient for said meeting and any adjournment thereof, and if any stockholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee.

Section 4 - Quorum

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation, or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted, which might have been transacted at the meeting as originally notified. When a quorum is present, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, of the Articles of Incorporation, or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.


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Section 5 - Validity of Meetings Without Notice

         No meeting of stockholders shall be valid unless notice thereof is given in accordance with these By-Laws or waived in writing by each stockholder entitled to vote thereat either before, at or after the meeting.

Section 6 - Voting

         At any meeting of the stockholders or any adjournment thereof, any stockholders of record having the right and entitled to vote thereat, may be represented and vote by a proxy appointed by an instrument in writing. Subject to the specific provisions in these By-Laws as to the election of directors every stockholder shall be entitled at each meeting and upon each proposal presented at such meeting, or for each person to be elected a director, to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date fixed for the determination of stockholders entitled to vote at the meeting, or if no record date be fixed, on the day of the meeting.

Section 7 - Inspectors of Election or Tellers

         For all meetings of stockholders three (3) inspectors of election or tellers shall be appointed either by the Board of Directors in advance of the meeting, or in the absence of such appointment, by the chairman of the meeting at the meeting. The chairman of the meeting shall also fill any vacancy or vacancies caused by the absence from the meeting of any one or more of the inspectors of election or tellers previously appointed by the Board of Directors. Such inspectors or tellers shall take charge of the polls, pass upon the qualifications of the voters including the proxies, count the votes cast by proxy or otherwise, supervise the balloting and report to the meeting and certify to the chairman thereof the result of such balloting upon all questions and matters submitted to ballot at such meeting. No director or candidate for director shall be appointed as such inspector or teller.

Section 8 - Record Date

         The Board of Directors may fix in advance a date not less than ten (10) nor more than twenty-one (21) days preceding the date fixed for any meeting of stockholders, or for the payment of any dividend, or of the allotment of rights, or for any change, conversion or exchange of stock as the record date for the determination of the stockholders entitled to notice of and to vote at any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to receive such rights or to exercise any rights in connection with any such change, conversion or exchange of stock, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such rights or to exercise such rights as the case may be notwithstanding any transfer of stock on the books of the corporation after any such record date fixed as aforesaid.


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                                   ARTICLE III

                                    DIRECTORS

Section 1 - How Constituted

         Clause (a) - The business and property of the corporation shall be managed by a Board of Directors consisting of not less than three (3) nor more than five (5) directors who need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Clause
(b) of this Section 1, and each director shall be elected to serve until his successor shall be elected and shall qualify.

         Clause (b) - Vacancies in the Board of Directors shall be filled until the next annual meeting of stockholders by the directors remaining in office. An increase in the number of directors shall create vacancies for the purpose of this section.

Section 2 - Meetings

         Clause (a) - Directors' meetings may be held within or without the State.

         Clause (b) - At the conclusion of each annual meeting of stockholders the newly elected Board of Directors shall meet for the purpose of organizing and electing officers. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

         Clause (c) - Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Clause (d) - Special meetings of the Board of Directors may be called by the President or Chairman of the Board, and shall be called by the Secretary on the written request of three (3) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least two days before the date of the meeting.

         Clause (e) - The presence of a majority of all the directors shall be necessary at any meeting to constitute a quorum to transact business. The act of a majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3 - Executive Committee

         Clause (a) - The Board of Directors may, by resolution, designate two
(2) or more of their number, including ex officio members, to constitute an executive committee, which, to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors.


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         Clause (b) - The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 4 - Compensation

         The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

Section 1 - Manner

         Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

Section 2 - Waiver

         Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

Section 1 - Regular Officers

The officers of the corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a president, an executive vice-president, a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers. None of the officers, except the chairman of the board and the president, need be directors. Any person may hold two or more offices, except that the president may not also be the secretary or an assistant secretary. No person holding two or more offices shall sign any instrument in the capacity of more than one office.


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Section 2 -- Other Officers

         The Board of Directors may appoint such other officers, agents and factors as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

Section 3 - Compensation

         The salaries or other compensation of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 4 - Term and Removal

         The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

Section 5 - Chairman of the Board

         The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors, and shall be an ex officio member of the executive committee.

Section 6 - President

         The President shall be the chief executive officer of the corporation, shall preside in the absence of the Chairman of the Board at all meetings of the stockholders and the Board of Directors, shall be ex officio a member of the Executive Committee, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 7 - The Vice-Presidents

         The Vice-Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8 - The Secretary and Assistant Secretaries

         Clause (a) - The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive


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Committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         Clause (b) - The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9 - The Treasurer and Assistant Treasurers

         Clause (a) - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursement, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Clause (b) - The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

Section 1 - Formal Requirements

         Clause (a) - Every stockholder shall be entitled to have for each kind, class or series of stock held, a certificate certifying


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the number of shares thereof held of record by him; Certificates shall be signed by the President or Vice-president and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the corporation. The seal may be facsimile, engraved or printed.

         Clause (b ) - Where a certificate is signed by: (a) a transfer agent or an assistant transfer agent, other than the corporation itself, or by (b) a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officers may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any certificate shall cease to be such officer for any reason before the certificate has been delivered by the corporation, such certificate may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

         Clause (c) - It shall not be necessary to set forth in certificates the provisions of the Articles of Incorporation in original or amended form showing the class or classes of stock authorized to be issued by the corporation and the distinguishing characteristics thereof. The provisions may be either: (a) summarized on the face or back of the certificate, or (b) incorporated by reference made on the face or back of the certificate where such reference states that a copy of said provisions, certified by an officer of the corporation, will be furnished by the corporation or its transfer agent, without cost, to and upon request of the certificate holder.

Section 2 - Lost Certificates

         The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3 - Transfers of Stock

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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Section 4 - Registered Stockholders

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 1 - Dividends

         Clause (a) - Dividends upon the capital stock of the corporation, subject to any provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. When the directors so determine, dividends may be paid in stock.

         Clause (b) - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2 - Fiscal Year

         The fiscal year of the corporation shall begin on the first day of


Section 3 - Seal

         The corporate seal shall have inscribed thereon the name of the corporation, the year of incorporation and the words "Corporate Seal, Florida".

Section 4 - Inspection of Stock Books

         Any stockholder desiring to inspect the books or records of the corporation other than the stock books, shall present to the Board of Directors, or Executive Committee, an application for such inspection, specifying the particular books or records to be inspected and the purpose for which such inspection is desired. If, from such application, it shall appear to the Board of Directors or Executive Committee that such inspection is sought


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for any legitimate purpose connected with the interests of the applicant as a stockholder of the corporation, the Board of Directors or Executive Committee shall grant such application and shall specify a time and place for the inspection of such books and records. No stockholder shall have any right of inspection of such books and records of the corporation except as herein set forth.

Section 5 - Amendments

         These By-Laws may be amended at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present, provided notice of the proposed alteration or repeal be contained in the notice of such meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal be contained in the notice of such special meeting, provided that Section 5 of Article II of these By-Laws shall be amended only by the affirmative vote of the holders of 95% of the stock entitled to vote at meetings of the stockholders.

                                    IN WITNESS WHEREOF, We, being all of the DIRECTORS of CORAL RIDGE REALTY SALES, INC., have hereunto set our hands and seals this _____ day of ____________, 1981.



                                    ____________________________________________
                                                    H. J. Frazier


                                    ____________________________________________
                                                    R. L. Hofmann


                                    ____________________________________________
                                                    A. N. Malanos


                                    ____________________________________________
                                                   R. C. McKinley


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